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                                                                     Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         STANLEY-MARTIN FINANCING CORP.

     Stanley-Martin Financing Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify the following:

     FIRST: The name of the corporation (hereinafter, the CORPORATION) is Stanley-Martin Financing Corp.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended to include the following paragraph:

     SIXTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     THIRD: The amendment to the Certificate of Incorporation herein certified has been adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     FIFTH: This Certificate of Amendment shall be effective upon filing.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by Martin K. Alloy, its Chairman on this 30th day of June 2005.

                                        Stanley-Martin Financing Corp.


                                        By: /s/ Martin K. Alloy
                                            ------------------------------------
                                        Name: Martin K. Alloy
                                        Title: Chairman